    As filed with the Securities and Exchange Commission on November   , 1994
                                                 Registration No. 33-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                            ------------------------
                            FIRST BRANDS CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                         06-1171404
(State of Incorporation)     (IRS Employer Identification No.)

                            83 WOOSTER HEIGHTS ROAD
                                 P.O. BOX 1911
                        DANBURY, CONNECTICUT 06813-1911
                    (Address of principal executive offices)

                   FIRST BRANDS CORPORATION 1994 PERFORMANCE
                        STOCK OPTION AND INCENTIVE PLAN
                              (Full Title of Plan)

                               J. BRUCE IPE, ESQ.
                        Vice President, General Counsel
                            FIRST BRANDS CORPORATION
                            83 Wooster Heights Road
                                 P.O. Box 1911
                             Danbury, CT 06813-1911
                                 (203) 731-2305
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                 PROPOSED     PROPOSED
                                                                 MAXIMUM       MAXIMUM
                  TITLE OF                                       OFFERING     AGGREGATE
              SECURITIES TO BE                  AMOUNT TO BE    PRICE PER     OFFERING           AMOUNT OF
                 REGISTERED                      REGISTERED       SHARE         PRICE         REGISTRATION FEE
 --------------------------------------------------------------------------------------------------------------------------
                                                442,000 shs.       $32.750    $14,475,500(1)      $ 4,991.59(2)
Common Stock, $0.01 Par Value................   648,000 shs.       $32.375    $20,979,000(1)      $ 7,234.19(3)
                                                                                              ----------------
                                                                                                  $12,225.78

- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

(2) The fee with respect to the 442,000 shares of the Common Stock issuable under the 1994 Performance Stock Option and Incentive Plan upon the exercise of outstanding options is calculated on the basis of the actual per share exercise price of such outstanding stock options.

(3) The fee with respect to 648,000 shares of the Common Stock issuable under the 1994 Stock Option Plan is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange-Composite Tape on November 10, 1994.

                                     PART I

     The documents containing the information concerning the First Brands Corporation 1994 Performance Stock Option and Incentive Plan (the 'Plan') of First Brands Corporation, a Delaware corporation, specified in Item 1 of the Form S-8 Registration Statement under the Securities Act of 1933, are not being filed as part of this Registration Statement in accordance with the Note to Part I of Form S-8 Registration Statement but will be sent to eligible employees under the Plan in accordance with Rule 428 under the Securities Act.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by First Brands Corporation, a Delaware corporation (the 'Corporation'), with the Securities and Exchange Commission (the 'Commission') are incorporated in this Registration Statement by reference:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 (the '1994 10-K');

     2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

     3. The Corporation's Current Report on Form 8-K dated August 26, 1994.

     4. The description of the Corporation's Common Stock, $0.01 par value (the 'Common Stock'), contained in its Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), including all amendments and reports updating such description.

     All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the 'Securities Act').

                                    EXPERTS

     The consolidated financial statements and schedules of First Brands Corporation and subsidiaries as of June 30, 1994 and June 30, 1993 and for each of the years in the three year period ended June 30, 1994, included in the First Brands Corporation 1994 Annual Report on Form 10-K, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the June 30, 1994 financial statements refers to a change in the Corporation's method of accounting for post retirement benefits other than Pensions by adopting Statement of Financial Accounting Standards No. 106, 'Employer's Accounting for Post Retirement Benefits other than Pensions.' Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information of First Brands Corporation and subsidiaries for the quarter ended September 30, 1994, incorporated by reference herein, KPMG Peat Marwick LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in First Brands Corporation's quarterly report on Form 10-Q for the quarter ended September 30, 1994, incorporated by reference herein, states that they did not audit and they do not express an opinion on that condensed consolidation interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Peat Marwick LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated interim financial information because such report is not considered a 'report' or a 'part' of the Registration Statement prepared or certified by the accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     The financial statements incorporated herein by reference to all documents subsequently filed by First Brands Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of KPMG Peat Marwick LLP, and any other independent public accountants, relating to such financial information, and upon the authority of such independent public accountants as experts in accounting and auditing in giving such reports to the extent that the particular firm has audited such financial statements and consented to the use of their reports thereon.

ITEM 4. DESCRIPTION OF SECURITIES

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Corporation by J. Bruce Ipe, Vice President and General Counsel of the Corporation. Mr. Ipe is paid a salary by the Corporation, participates in benefit plans of the Corporation, including the Plan, and owns directly or indirectly 45,600 shares of the Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation's by-laws provide for indemnification by the Corporation of its directors and officers to the full extent permitted by the General Corporation Law of the State of Delaware (the 'Delaware Law'). The Corporation is empowered by Section 145 of the Delaware Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is made a party by reason of his being or having been a director, officer, employee or agent of the Corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Corporation maintains a liability and indemnification policy covering officers and directors of the Corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The  following Exhibits  are filed  herewith as  part of  this Registration
Statement:

Exhibit 4(a)                    Restated Certificate of Incorporation of the Corporation, as amended by consent of the stockholders of the Corporation as of April 11, 1991. Incorporated by
                                reference to Exhibit 3.1 to Form 10-K filed by the Corporation on September 25,
                                1992.

                                      II-3

Exhibit 4(b)                    By-Laws of the Corporation, as amended by consent of the stockholders of the
                                Corporation as of April 11, 1991. Incorporated by reference to Exhibit 3.2 to
                                Form 10-K filed by the Corporation on September 25, 1992.
Exhibit 4(c)                    First Brands Corporation 1994 Performance Stock Option and Incentive Plan.
                                Incorporated by reference to Exhibit A to the Definitive Proxy Statement for
                                Annual Meeting of Stockholders, filed by the Corporation on September 28, 1993.
Exhibit 4(d)                    Form of Option Agreement: Combination Time-Based and Performance-Based Vesting
                                Insider Form.
Exhibit 4(e)                    Form of Option Agreement: Combination Time-Based and Performance-Based Vesting
                                Non-Insider Form.
Exhibit 4(f)                    Form of Option Agreement: Time-Based Vesting Non-Insider Form.
Exhibit 4(g)                    Form of Option Agreement: Performance-Based Vesting Insider Form.
Exhibit 4(h)                    Form of Option Agreement: Performance-Based Vesting Non-Insider Form.
Exhibit 5                       Opinion of J. Bruce Ipe, Vice President and General Counsel of the Corporation,
                                as to the legality of the securities being registered.
Exhibit 15                      Letter re unaudited interim financial information of KPMG Peat Marwick LLP
                                (included in Consent of KPMG Peat Marwick LLP filed as Exhibit 23(a).
Exhibit 23(a)                   Consent of KPMG Peat Marwick LLP.
Exhibit 23(b)                   Consent of J. Bruce Ipe, Vice President and General Counsel of the Corporation,
                                to the use of his opinion as an exhibit to this Registration Statement (included in his opinion filed as Exhibit 5).

ITEM 9. UNDERTAKINGS

     (a) The Corporation hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)
             which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the  Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on October 28, 1994.

                                          FIRST BRANDS CORPORATION

                                          By       /s/ Donald A. DeSantis
                                             ...................................
                                             Donald A. DeSantis
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities shown and on the dates indicated.

                Signature                                        Title                              Date
- ------------------------------------------  -----------------------------------------------   -----------------

            /s/ Alan C. Egler
 .........................................  Director                                          October 28, 1994
              Alan C. Egler

            /s/ James R. Maher
 .........................................  Director                                          October 28, 1994
              James R. Maher

           /s/ Dwight C. Minton
 .........................................  Director                                          October 28, 1994
             Dwight C. Minton

             /s/ Denis Newman
 .........................................  Director                                          October 28, 1994
               Denis Newman

           /s/ Ervin R. Shames
 .........................................  Director                                          October 28,  1994
             Ervin R. Shames

                Signature                                        Title                              Date
- ------------------------------------------  -----------------------------------------------   -----------------
           /s/ Gary E. Gardner
 .........................................  Director                                          October 28, 1994
             Gary E. Gardner

          /s/ James R. Mcmanus
 .........................................  Director                                          October 28, 1994
             James R. Mcmanus

           /s/ Alfred E. Dudley
 .........................................  Chairman and Director                             October 28, 1994
             Alfred E. Dudley

        /s/ William V. Stephenson
 .........................................  President, Chief Executive Officer and Director   October 28, 1994
          William V. Stephenson               (Principal Executive Officer)

          /s/ Donald A. Desantis
 .........................................  Senior Vice President, Chief Financial Officer    October  28, 1994
            Donald A. Desantis                and Treasurer (Principal Financial and
                                              Accounting Officer)
